Exhibit 10.27






                   DISTRIBUTOR AND PRODUCT SERVICES AGREEMENT*

                              Dated March 13, 1998

                                     Between

                        ALTERNATE SITE DISTRIBUTORS, INC.
                    d.b.a. BERGEN BRUNSWIG SPECIALTY COMPANY

                                       and

                               IMMUNOMEDICS, INC.


___________

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.





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                             DISTRIBUTOR AND PRODUCT
                               SERVICES AGREEMENT

         This Distributor and Product Services Agreement ("Agreement") made this 13th day of March, 1998 by and between ALTERNATE SITE DISTRIBUTORS, INC. d.b.a. BERGEN BRUNSWIG SPECIALTY COMPANY ("BBSC") and IMMUNOMEDICS, INC. ("IMMU").

                                    RECITALS

         A. IMMU is a  biopharmaceutical  Company  that  manufactures  and sells
pharmaceutical   products  including   CEA-Scan(R)  (the  "Product")  which  has
U.S.F.D.A.
approval for human use.

         B. BBSC is in the business of providing distribution and product service support services to drug manufacturers and other sectors of the healthcare industry.

         C. IMMU desires to engage BBSC to provide product support services including Distribution Services, Order Management and Customer Services for the Product and such other IMMU products as the parties may agree from time to time to add by addendum hereto.

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Appointment

                  1.1 IMMU hereby appoints BBSC as its non-exclusive distributor of Product in the U.S.A. and the U.S. territories. BBSC represents and warrants that it has the facilities and personnel necessary to satisfactorily and timely perform the services to be provided by it under this Agreement.

                  1.2 IMMU hereby engages BBSC to provide the services described in the Agreement for the fees listed in Schedule "A" attached hereto and by this reference made a part hereof.

         2.       Distribution Services

                  For the fees listed in Schedule "A", BBSC will provide the following services:





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                  2.1      Order Process Management.

                           BBSC will provide customer service representatives to
perform the following order process management activities.

                           2.1.1  staffing  during normal customer service hours
(8:00 a.m. CT to 6:00 p.m. CT) including a live operator greeting;

                           2.1.2  management of inbound telephone calls,   faxes
and EDI transmissions relating to ordering, marketing and distribution;

                           2.1.3  twenty-four   (24)   hour  availability  in an
integrated voicemail pager service seven (7) days per week;

                           2.1.4  new  account  processing,    including  credit
verification; and

                           2.1.5  coordinating  inquiries  regarding  technical,
clinical and medical issues and referring directly to IMMU to assure an appropriate response by IMMU.

                  2.2      Distribution/Warehousing.

                           BBSC  will  provide  distribution   and   warehousing
services to IMMU for IMMU's national accounts and IMMU's independent accounts as defined below:

                           2.2.1 IMMU's national accounts shall mean [*] and, on
[*] days notice to BBSC, any other entities which IMMU may designate from time to time ("National Accounts") including, without limitation, any multi-site organization desiring to enter into a supply agreement with IMMU and meeting IMMU's requirements therefor.

                           2.2.2  IMMU's   independent   accounts   shall   mean
hospital, clinic and independent pharmacy customers of IMMU and all other IMMU customers not designated as National Accounts ("Independent Accounts").

                           2.2.3  For  National  Accounts  BBSC will provide the
following distribution and warehouse services as consignee of the Product:

                                    2.2.3.1  Acceptance  of orders  from IMMU or
direct from the National Account, as designated by IMMU, in "lot" quantities of [*] doses/lot or greater.

                                    2.2.3.2  Packaging  and   shipping  of   the
designated  quantity  to  the  National  Account,   to  that  account's  central
warehouse, or on request, and for




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an  additional  fee  to  be  billed  to  the National Account,   drop shipped to
individual pharmacies.

                                    2.2.3.3  Submission  of orders,   associated
documentation (including manufacturing lot numbers and shipping information) and inventory status on a daily basis by fax or electronic transmission.

                                    2.2.3.4  Maintenance    of    the   database
required  to  facilitate  a  recall,   in  accordance  with  FDA  guidelines and
requirements should that ever become necessary.

                  2.2.4  For  Independent   Accounts,   BBSC  will  provide  the
following distribution and warehouse services as the purchaser and subsequent owner of the Product:

                                    2.2.4.1  Reception   of   incoming   orders,
either direct or through an IMMU-to-BBSC "tie line".

                                    2.2.4.2  Purchasing  from   IMMU  the  doses
required to meet those orders on a timely basis.

                                    2.2.4.3  Packaging   and   shipping  ordered
doses to the Independent Accounts.

                                    2.2.4.4  Maintenance   of    the    database
required to facilitate a recall, in accordance with FDA guidelines and requirements should that ever become necessary.

                                    2.2.4.5  Billing  and  collection  of  these
Independent Accounts.

                                    2.2.4.6  Transmission of weekly and  monthly
sales reports, by account, to IMMU.

                  2.2.5 For both National Accounts and Independent Accounts, BBSC will warehouse and inventory the Product at BBSC's distribution facility at [*] (the "BBSC Facility"). Product that has met all regulatory product release requirements will be received, and placed into inventory for distribution. BBSC and IMMU will comply with all FDA regulations including product lot record retention. Distribution and warehousing services include the following:

                                    2.2.5.1  Continuous inventory maintenance;





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                                    2.2.5.2  Invoicing  Independent  Accounts on
BBSC invoice stock;

                                    2.2.5.3  Shipment tracking;

                                    2.2.5.4  Security costs;

                                    2.2.5.5  Drop shipments; and

                                    2.2.5.6  Shipment of  outdated/damaged goods
to site of disposal in accordance with the FDA regulations.

                           IMMU  will pay all costs,  expenses,  insurance,  and
import duties, if any, for delivery of all Product to the BBSC facility. BBSC will visually inspect each shipment of Product for external container or package damage or loss in transit (based upon records provided to BBSC from IMMU). Contingent upon BBSC receiving the appropriate records to enable batch verification, BBSC shall notify IMMU when damage or loss has occurred within three business days of receipt of Product by BBSC. BBSC will store and ship all Product in compliance with good manufacturing practice guidelines and other FDA requirements. BBSC will store Product at 2(degree) to 8(degree) centigrade at all times.

                           Upon receipt of the order  transmission from customer
service Product will be shipped in regulatory compliant refrigerated shippers (which will be directed to maintain the required temperature). Orders received by [*] will be shipped the [*]. Products will be distributed on an FEFO (first expired, first out) basis.

                  2.3 Emergency Deliveries. In emergencies Product will be shipped same day if necessary and costs will be passed through to the customer.

         3. Data Management and Reporting (Key Program Activity and Management Reports)

                  The following types of reports will be available to IMMU for the fees listed in Schedule "A" attached hereto:

                  3.1      transmission  of  daily  sales  by  unit  and dollars

                  3.2      sales reports by territory/region

                  3.3      inventory reports

                  3.4      credits





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                  3.5      new accounts

                  3.6      chargeback, rebate data

                  3.7 program utilization data including call volume, type of caller and reason for inquiry down to the state level and/or sales territory level

                           IMMU  and  BBSC  will jointly  determine the types of
reports, data elements and formats, and the frequency of reports that will be required to provide key management and program oversight information. MMU shall receive up to [*] of the above standard reports without additional charge. There will be additional charges for any further reports requested, based upon programming charges.

         4.       Recalls

                  4.1 In the event that it becomes necessary to conduct a recall, market withdrawal or field correction (a "Recall") of any Product, IMMU shall conduct the Recall and shall have primary responsibility therefor, and BBSC shall cooperate with IMMU in recalling any affected Product. If the Recall was due to the acts or omissions of IMMU, then IMMU shall pay or reimburse, as the case may be, all of BBSC's direct out-of-pocket expenses, including but not limited to any reasonable attorney's fees and expenses, incurred by BBSC in connection with performing any such Recall. If the Recall was due to the acts or omissions of BBSC then BBSC shall pay or reimburse, as the case may be, all of IMMU's direct out-of-pocket expenses, including but not limited to any reasonable attorneys fees or expenses, incurred by IMMU in connection with performing any such Recall. Each of the parties shall use its reasonable best efforts to minimize the expenses of Recall when it occurs. IMMU shall inform BBSC of the proposed Recall within forty-eight (48) hours of the initiation of the Recall. IMMU and BBSC will jointly develop Recall standard operating procedures.

                  4.2      FDA Correspondence and Inspections

                           Each of the  parties  shall  provide the other with a
copy of any correspondence or notices received by such party from FDA specifically relating to distribution of the Product within three (3) days of receipt. Each party shall also provide the other copies of any responses to any such correspondence or notices within three (3) days of making the response. BBSC shall notify IMMU of any FDA inspections of BBSC's facilities specifically relating to any of the Product and, if reasonably possible, shall afford IMMU the opportunity to be present at such inspection.

         5.       Purchase of Product/Risk

                  5.1  For   Independent   Accounts,   upon  execution  of  this
Agreement:




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                           5.1.1  IMMU  shall  sell  Product  to  BBSC  on terms
as set out in Schedule "A". The price stated in Schedule "A" may be changed by IMMU upon [*] days prior written notice to BBSC. BBSC shall buy such quantities of Product from IMMU as required to satisfy its obligations hereunder.

                           5.1.2  BBSC  will  obtain  title  to all  Product  on
receipt and acceptance of the Product at the BBSC Facility. BBSC shall insure Product in its control against loss in shipment from the BBSC Facility, damage or natural catastrophes, acts of God or other reasons of force majeure.

                  5.2      For   National  Accounts,   upon   execution of  this
Agreement:

                           5.2.1  IMMU  shall  deliver,   and BBSC shall accept,
such quantities of the Product as shall be necessary for BBSC to fill orders for the Product and to meet the inventory requirement of National Accounts. All Product delivered to BBSC for IMMU for National Accounts will be held by BBSC on consignment and will remain at all times under and subject to the ownership, direction and control of IMMU until sold through BBSC to the National Accounts. Pricing for sales to national accounts shall be established by IMMU and, in recognition of certain marketing, training, product preparation and other services which will be performed by National Accounts in respect of the Product, may well differ from those set out in Schedule "A". Title to the Product held by BBSC on consignment will pass directly from IMMU to the National Accounts who purchase the Product through BBSC. IMMU shall bear the risk of loss of the Product not yet delivered by BBSC to a customer, whether by fire, theft or other casualty; provided, however, that BBSC shall indemnify IMMU for Product which is lost or damaged as a result of BBSC's negligence. During the term of this Agreement, BBSC will store Product at its Facility in [*] and possibly at its facilities in [*], BBSC shall notify IMMU promptly of any changes or additions to the locations at which supplies of the Product will be maintained.

                  5.3      Return Goods Policy

                           5.3.1  BBSC shall  accept returns from customers only
pursuant to SOPs agreed between IMMU and BBSC. BBSC shall forward unusable Product to IMMU for final disposition in accordance with applicable regulations. IMMU's sole obligation with respect to returned units of Product shall be to replace such units at its expense (or, at IMMU's option, to issue a credit therefore) in accordance with the SOPs.

                           5.3.2  IMMU  shall  replace  at  its  expense,   upon
expiration of the use period thereof, any unit of Product for which the expiry date shall have occurred.

                           5.3.3  IMMU shall replace at  its expense any unit of
the Product which is received by BBSC from IMMU in unsalable condition, provided notice thereof




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is given to IMMU within  thirty (30) days of receipt by BBSC.  Such  replacement unit will be delivered to BBSC within ten (10) days of receipt by IMMU of BBSC's notice.

                           5.3.4  The  parties  agree to review the Return Goods
Policy in light of their experience with such policy and to make appropriate revisions therein when necessary, such revisions to be agreed to in writing.

         6.       Certain Obligations of the Parties

                  6.1 IMMU and BBSC will jointly develop standard operating procedures ("SOP's") in accordance with IMMU directives and consistent with FDA regulations within thirty (30) days from execution of this Agreement.

                  6.2 IMMU will deliver Product in boxes containing one (1) vial per box.

                  6.3 IMMU will provide package inserts for all single vial and other quantities.

                  6.4 IMMU warrants and represents to BBSC that the execution and performance of this Agreement will not breach any existing contracts or arrangements that IMMU has entered into with any third parties including but not limited to Mallinckrodt, Inc.

                           BBSC  understands   that   IMMU  has  terminated  its
distribution arrangements with Mallinckrodt Medical, Inc., effective April 5, 1998, or such earlier date as shall be feasible. BBSC and IMMU shall cooperate in the transition of the distribution function from Mallinckrodt to BBSC.

                  6.5 IMMU will provide dedicated sales personnel to be the BBSC account manager for all communications regarding this Agreement.

                  6.6  IMMU  will  assist  BBSC  in  training   BBSC   personnel
concerning CEA-Scan.

         7.       Term And Termination

                  7.1      Initial Term

                           This  Agreement  shall be effective on April 6, 1998,
or such earlier date as IMMU's distribution arrangements with Mallinckrodt shall terminate or Mallinckrodt shall otherwise onsent, and shall continue in full force and effect thereafter for a period of [*] from such effective date unless sooner terminated as provided herein. This Agreement shall automatically renew for successive [*] periods unless terminated as provided herein.




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                  7.2      Termination

                           This  Agreement  may  be  terminated by  either party
without cause on ninety (90) days written notice to the other.

                  7.3 A party may terminate this Agreement immediately upon written notice for the following causes:

                           7.3.1  the  commencement of a voluntary case or other
proceeding seeking liquidation, reorganization or other relief with respect to the other party of its debts under any bankruptcy, insolvency, corporation or other similar law now or hereafter in effect; or (ii) the other party's making a general assignment for the benefit of creditors, or the other party's becoming insolvent, or the other party taking any corporate action to authorize any of the foregoing;

                           7.3.2  the  other  party's  failure to pay any amount
that is due to the non-breaching party under this Agreement and such failure continues for seven (7) days after the other party receives notice of such breach from the non-breaching party;

                           7.3.3  the  other  party's  failure to perform any of
its material obligations under this Agreement, and such failure continues for thirty (30) days after the other party receives notice of such breach from the non-breaching party; provided, however, if the other party has commenced to cure such breach within such thirty (30) days, but such cure is not completed within said thirty
(30) days, the other party shall be afforded the amount of additional time reasonably necessary to complete said cure, provided that the other party diligently pursues curing the breach until completion; and

                           7.3.4  the  other  party's  failure  to  perform  the
distribution services as described in Section 2.0 for a period of more than thirty (30) days as a result of a force majeure event specified in Section 22.

                  7.4 For the purposes of Section 7.3.3 above, the failure of performance by BBSC hereunder shall be measured against mutually agreed S.O.Ps and program performance measures.

                  7.5 All accrued payment obligations of the parties under this Agreement, and Sections 11 through 15, inclusive, of this Agreement shall survive the termination of this Agreement and, except as provided elsewhere in this Agreement, no termination of this Agreement shall affect any obligations or liabilities arising, or based upon acts or omissions occurring, prior to the date of such termination. All fees shall be non-refundable. Within thirty (30) days of termination, for whatever cause or no cause, for Independent Accounts Product, IMMU shall repurchase all inventory




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sold to BBSC at BBSC's acquisition cost and for National Accounts Product,  BBSC shall return to IMMU or destroy, in accordance with IMMU's instructions and at IMMU's cost, all inventory of Product previously consigned to BBSC and not sold to customers. If BBSC shall have terminated this Agreement without cause, or if IMMU shall have terminated for cause, BBSC shall pay the freight costs to deliver such inventory to IMMU. If this Agreement shall have terminated for any other reason, IMMU shall pay the reasonable freight costs to deliver such inventory to IMMU.

         8.       Disaster Recovery

                  BBSC and IMMU shall cooperate to develop a disaster recovery service specific to IMMU's needs during the implementation process. This shall be drafted as a standard operating procedure ("SOP").

         9.       Compensation - Fees for Services

                  9.1      Consignment Distribution Fee

                           IMMU  shall  pay fees to BBSC as detailed in Schedule
"A".   BBSC  shall invoice IMMU within [*]  days of the  previous calendar month end.  IMMU shall pay all invoices within [*] days of the invoice date.

                  9.2      Hourly Fees

                           In  addition  to  the  fees  for services detailed in
Sections 1 and 2, the following services will be provided by BBSC on an as required basis and shall be billed at the rate of [*] per hour as listed in Schedule "A":

                           The  provision  of custom  sales reports requested by
IMMU for specific territories and/or time periods. The creation of software designed to produce such custom sales reports and all other services required by IMMU for the provision of custom management report set-up. A reasonable estimate of such charge shall be provided in advance.

                  9.3      Travel Costs

                           IMMU  will pay  to BBSC all reasonable costs incurred
while traveling for and on behalf of IMMU at IMMU's request. A reasonable estimate of such charge shall be provided in advance.

                  9.4      Auditing Rights

                           BBSC shall  keep records relating to the transactions
covered by this Agreement, which records shall be available for inspection by IMMU to confirm




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that the correct amounts have been paid under this Agreement.  Such  inspections shall take place not more than once per year at BBSC's offices and on no less than thirty (30) days notice and during normal business hours.

         10.      Compliance with Laws

                  10.1 During the term of this Agreement, each party shall conduct its activities in connection with this Agreement in compliance with all applicable laws. Specifically, BBSC shall comply with all applicable Requirements of Law related to the storage, handling and distribution of Product, and IMMU shall comply with all applicable Requirements of Law related to the importation, manufacture, distribution, labeling, storage, sale and handling of Product. IMMU shall have the right, not more than once per year and on no less than thirty (30) days notice and during normal business hours, to inspect BBSC's facilities to confirm compliance with all applicable Requirements of Law related to the storage, handling and distribution of Product, provided that IMMU acknowledges that such inspection shall be limited to such extent required to comply with laws and to maintain the confidentiality of BBSC's other customers and clients.

                  10.2 IMMU agrees and does hereby represent and warrant to BBSC during the term of this Agreement that (1) all Product, and each shipment of each, or other delivery now and hereafter made by IMMU to or on the order of BBSC will not be, at the time of shipment or delivery, adulterated, misbranded or otherwise prohibited within the meaning of the Act or within the meaning of any applicable state or municipal law and (2) the Product is not, at the time of shipment or delivery to BBSC, merchandise which may not be introduced or delivered for introduction into interstate commerce under the provisions of Sections 404 or 405 of the Act, and (3) all such Product will be the subject of a duly approved BLA and may be legally transported or sold under applicable Requirements of Law and IMMU guarantees that only those chemicals or sprays, and the amounts of such chemicals or sprays, approved by Governmental Authority, have been used in any of the Product, and (4) ail Product have been duly approved by all Governmental Authority for commercial sale and shipment within the United States.

         11.      Corporate Authority

                  During the term of this Agreement, each party continually represents and warrants to the other that: (a) it has full power and authority to enter into this Agreement and perform and observe all obligations and conditions to be performed or observed by it under this Agreement without any restriction by any other agreement or otherwise, (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of that Party, (c) this Agreement constitutes the legal, valid and binding obligation of that Party, (d) no approvals, consents, orders or authorizations of or designation, registration, declaration or filing




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with any  Governmental  Authority  (within,  as a part of, or  constituting  the
United States of America) is required for the sale and distribution of the Product other than any approvals previously obtained from the FDA, (e) there is no action, proceeding, or investigation pending or, so far as each party knows, threatened, which questions the validity of this Agreement, the patents and licenses related to and for the Product, any actions taken or to be taken pursuant to this Agreement, and (f) the Product, or any part thereof, has not been materially adversely affected in any way as a result of any legislative or regulatory change, or any revocation of license or right to manufacture, distribute, handle, store, sell or market any of the Product.

         12.      Trade Marks/Data

                  Neither Party shall have the right to use the name of the other Party or the other Party's trademarks, service marks, logos, other similar marks or data and information in any manner except to the extent necessary to allow each party hereto to carry out their respective obligations as contemplated herein, without the prior written approval of the other Party. Data and information which shall be deemed to belong to IMMU will be its proprietary information and data relating to the Product, the identity of Product customers, prescribing physician data and the identity of payor coverage and reimbursement policy data related to Product. Data and information which shall be deemed to belong to BBSC shall be the data and information related to services offered and sold by BBSC and all data and information relating to any of BBSC's customers and their respective profiles.

         13.      Confidentiality

                  13.1 Each Party acknowledges that as a result of this Agreement, that each Party shall learn Confidential Information of the other Party. Each party shall treat Confidential Information furnished by the other party as if it were its own proprietary information, and neither Party shall disclose any Confidential Information of the other Party to any person or entity, or use, or permit any person or entity to use, any of such Confidential Information, excepting only: (a) disclosures on a confidential basis to and use by the directors, officers, employees, and agents of that Party, or its affiliates, who have a reasonable need to know such information in connection with that Party's performance of this Agreement and who agree to keep such information confidential, and (b) disclosures which are required by law, or legal process, as reasonably determined by that Party or its legal counsel, or are made on a confidential basis to that Party's attorneys, accountants, and other professional advisors in connection with matters relating to this Agreement. The specific material terms of this Agreement shall be deemed to be Confidential Information of each Party.

                  13.2 The obligation of confidentiality hereunder shall survive the termination of this Agreement for a period of five (5) years.





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                  13.3  Disclosure  Required  by Law.  In the event that IMMU or
BBSC  shall  be  required  to  make  disclosure  of  the  other's   Confidential
Information as a result of the issuance of a court order or other government process, the party subject to such requirement promptly, but in no event more than forty-eight (48) hours after learning of such court order or other government process, shall notify, by personal delivery, mail, express delivery service, or facsimile, all pursuant to Section 16.0 hereof, the other party and, at the other party's expense, the party subject to such requirements shall: (a) take all reasonably necessary steps requested by the other party to defend against the enforcement of such court order or other government process, and (b) permit the other party to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  13.4 Advertising and Publicity. Except for such disclosures as are deemed necessary in IMMU's or BBSC's, as the case may be, reasonable judgment to comply with applicable law (such as, by way of example but not limitation, the securities laws of the United States), each of IMMU and BBSC agrees that neither it nor anyone acting on its behalf will make any publicly disseminated oral or written disclosure relating to or referring to, or use any advertising or publicity which relates or makes reference to, the other party, this Agreement or the terms hereof, without in each case the other party's prior approval (which approval will not be unreasonably withheld or delayed); each party agrees to respond promptly to a disclosure request, but in any event not later than five (5) business days from receipt of such a request.

                  13.5 Upon termination of this Agreement (for any reason) each Party shall promptly: (i) return to the other Party or destroy all documentation and other materials (including copies of original documentation or other materials) containing any Confidential Information of the other Party; or (ii) certify to the other Party, pursuant to a certificate in form and substance reasonably satisfactory to the other Party, as to the destruction of all such documentation and other materials.

         14.      Indemnification

                  14.1 Each Party shall indemnify, defend and hold harmless the other and their respective Related Parties as defined in Appendix A attached hereto and by this reference incorporated herein, from and against all claims, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising directly or indirectly out of any act or omission of that Party or any failure of that Party to perform and observe fully all obligations and conditions to be performed or observed by that Party pursuant to this Agreement or any breach of any warranty made by that Party in this Agreement. Further, IMMU does hereby protect, indemnify and hold harmless BBSC and its related parties from and against all claims, liabilities, losses, damages, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against BBSC related to or arising from (1 ) any claim of patent or copyright infringement relating to the subject matter of this Agreement, and (2) any loss of or damage to property, accident, injury to or death of a person or persons occurring or arising from the use, demonstration, consumption, ingestion, digestion, manufacture, production and assembly, of the Product and its transportation to BBSC, excepting only for claims arising out of the act, negligence or omission of BBSC or its Related Parties. Further, BBSC does hereby agree to protect, indemnify and hold harmless IMMU and its Related Parties from and against all claims, liabilities, losses, damages, costs and expenses (including without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against IMMU related to or arising from any loss of or damage to property, accident, injury to or death of a person or persons occurring or arising from the negligence of BBSC (or its Related Parties), excepting herefrom, any act, negligence or omission of IMMU or its Related Parties. NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR OTHER SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A BREACH OF THIS AGREEMENT OR, EXCEPT AS SET FORTH IN SECTION 7, ANY EXPENSES, CHARGES, COSTS OR LIABILITIES, WHETHER FORESEEN OR UNFORESEEN, ARISING FROM OR RELATED TO THE ACT OF TERMINATING THIS AGREEMENT.

                  14.2 Each  party  shall  give the other  prompt  notice of any potential claim for indemnification hereunder, and promptly after receipt by a party claiming indemnification under this Section 14.2 of notice of the commencement of any action, such indemnified party will notify the indemnifying party of the commencement of the action and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such action with counsel of its choosing. An indemnifying party shall not have the right to direct the defense in such an action of an indemnified party if counsel to such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the reasonable fees and expenses of separate counsel reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
14.2. No settlement of any claim or action may be made without the consent of the indemnifying party (which shall not be unreasonably withheld or delayed).

         15.      Insurance

                  During the term of this Agreement, IMMU will maintain product liability and commercial general liability insurance having a limit of not less than [*], pursuant to one or more insurance policies with reputable insurance carriers. IMMU shall designate BBSC as an "additional insured" under all insurance policies referenced in this paragraph. As a condition precedent to the effectiveness of this Agreement, IMMU shall execute the Guarantee in the form attached hereto as Schedule "B".

                  BBSC shall provide IMMU with a certificate of insurance showing that BBSC is a named insured covered by the commercial and general liability policies of its parent company Bergen Brunswig Corporation.

         16.      Notices

                  Any notice or other communication required or desired to be given to any Party under this Agreement shall be in writing and shall be deemed duly made when: (a) delivered personally, (b) deposited in the United States mail, first-class postage prepaid, and addressed to that Party at the address for such Party set forth at the end of this Agreement; (c) delivered to an express delivery service for delivery to that Party at that address; or (d) sent by facsimile transmission, with electronic confirmation, to that Party at its facsimile numbers set forth at the end of this Agreement. Any notice or communication shall be deemed given and received on the date delivered personally, three business days after mailing, one business day after delivery to an express delivery service and upon electronic confirmation during recipients normal business hours (or the next business day, if received thereafter), if communicated by facsimile transmission. Any Party may change its address or facsimile number for notices under this Agreement by giving the other Party notice of such change.

         17.      Remedies

                  With respect to the provisions of Section 13 of this Agreement, each Party acknowledges that in the event of any violation by that Party of any of the provisions of Section 13 of this Agreement, the other Party may suffer irreparable harm and its remedies at law may be inadequate. Accordingly, in the event of any violation or attempted violation of any such provisions of Section 13 by either Party, the other Party shall be entitled to petition for a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief. The rights and remedies of each Party under this Agreement shall be cumulative and in addition to any other rights or remedies available to such Party, whether under any other agreement, at law, or in equity.

         18.      Governing Law and Attorneys Fees

                  All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the Parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of New York excluding the body of law relating to conflicts of laws. In the event that either party takes legal action to enforce its rights or remedies under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, incurred in such action.

                  19.      Severability

                           The intention of  the Parties is to comply fully with
all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

                  20.      Tax Provision

                           Each  party  shall bear  all taxes imposed on it as a
result of the performance by such party under this Agreement including, but not limited to, any sales tax and tax on or measured by any payment required to be made hereunder, any registration tax, or any tax imposed with respect to the granting of other rights hereunder. The parties shall cooperate fully with each other in obtaining and filing all requisite certificates and documents with the appropriate authorities and shall take such further action as may be reasonably necessary to avoid the deduction of any withholding or similar taxes from any remittance of funds by one party to the other hereunder.

                  21.      Non-Waiver

                           No failure  by  either Party to  insist  upon  strict
compliance with any
term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the first Party's right to insist upon strict compliance, to exercise that option, to enforce that right, or to seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, that Party's right to demand strict compliance with all provisions of this Agreement.

                  22.      Force Majeure

                           If  the  performance of any part of this Agreement by
either Party shall be affected for any length of time by fire or other casualty, government restrictions, war, riots, strikes or labor disputes, lock out, transportation delays, electronic disruptions, telecommunication failures, and acts of God, or any other causes which are beyond the control of the Parties (financial inability excepted), such

Party shall not be responsible for delay or failure of performance of this Agreement for such length of time, provided, however, that the obligation of one Party to pay amounts due to any other Party shall not be subject to the provisions of this Section. Each party shall use its commercially reasonable efforts to minimize the impact on the other of any force majeure event specified in this Section.

                  23.      Captions

                           The  captions  of   the   various  sections  of  this
Agreement are not part of the context of this Agreement, and are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

                  24.      Complete Agreement

                           This Agreement contains  the entire agreement between
the Parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on either Party unless made in writing and signed by both Parties. All schedules, Exhibits, Appendixes referred to in this Agreement are incorporated herein and made a part hereof as fully as if set forth herein.

                  25.      Successors

                           Except as set  forth  in this Section,  neither Party
shall have the right to assign this Agreement or any of such Party's rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. After providing written notice to IMMU, BBSC may assign this Agreement to a party that succeeds to all or substantially all of BBSC's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise.

                  26.      Approvals

                           When  this  Agreement requires the approval of one or
both of the parties to this Agreement, each and every such approval sought will not be unreasonably withheld by the party required to provide its approval.

                  27.      Relationship of the Parties

                           The relationship of the  Parties is and shall be that
of  independent  contractors.   This  Agreement  does  not establish or create a
partnership or joint venture among the Parties.

                  28.      Interpretation

                           The  parties  have  jointly negotiated this Agreement
and, thus, neither this Agreement nor any provision hereof shall be interpreted for or against any party on the basis the party or the party's attorney drafted the Agreement or the provision at issue.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Parties.

IMMUNOMEDICS, INC.                           BERGEN BRUNSWIG SPECIALTY
                                     COMPANY

By:  s/ David M. Goldenberg                  By:  s/ Randall A. Perry

Name:   David M. Goldenberg                  Name:   Randall A. Perry

Title:  Chairman and                         Title:  Vice President, Operations
          Chief Executive Officer

Address and facsimile number:                Address and facsimile number:

300 American Road                           4006 Beltline Road
Morris Plains, New Jersey 07950             Suite 200
Attn:  David M. Goldenberg, M.D.            Addison, Texas 75244
         Chairman and CEO                   Attn:  Randall A. Perry
Facsimile:  (973) 605-8282                            Vice President, Operations
                                                      Facsimile:  (888) 333-1529

                                   APPENDIX A


As used in this Agreement,

"Act" means the Federal Food, Drug and Cosmetic Act, Title 21, United States Code, as amended, and the regulations thereunder.

"BLA" means Biological License Application as defined in and contemplated by the Act.

"Confidential Information" shall mean information, and data considered confidential by the party owning such information, whether visual, oral or in written form, but does not include (1 ) information which is or becomes public without the fault or participation of the other party to this Agreement or which is responsive to legal process or obligation, (2) any information lawfully in the receiving party's possession prior to the date the receiving party receives the disclosing party's information, or (3) any information which either party receives from a third party who rightfully possesses and discloses such information.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Person" or "Persons" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

"Related Parties" mean the successors, subsidiaries, parent corporations, affiliates, Directors, employees, agents, representatives, related entities and assigns of any Person.

"Requirement(s) of Law" means any law (including, without limitation, consumer law), treaty, rule or regulation or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                   SCHEDULE A

                                  Fee Schedule

IMMU will sell CEA-Scan to BBSC at [*] Per vial. Terms of payment shall be net [*] days. If during the first
[*] days of sales of Product by BBSC hereunder, the average price of vials sold by BBSC is not at least
[*], IMMU will pay BBSC an amount equal to [*].

If IMMU's selling price to BBSC shall be increased pursuant to Section 5.1.1, and the average price of Vials sold by BBSC during the first [*] days of sales by BBSC at the increased price is not at least [*] in excess of BBSC's increased purchase price from IMMU, IMMU will pay BBSC an amount equal to [*].

Consignment/Distribution Fee for National Accounts                           [*]

BBSC will store up to [*] pallets of refrigerated product per month without charge. BBSC will assess a monthly storage charge of [*] each for additional pallets held for IMMU sale to National Accounts.

Customer reporting/software design                                           [*]

Customer  management  report  setup  specific software
design   requirements  for  customer  beyond  specific
reports)                                                                     [*]

Travel on immunomedics' request                                              [*]

                  Additional Costs                                  Fee Schedule

Freight and Courier charges (Discounted Rate)                                [*]

Telecommunication, facsimile, Fed Ex/UPS and postage                         [*]
expenses

                                   SCHEDULE B

                CONTINUING GUARANTY AND INDEMNIFICATION AGREEMENT




The undersigned does hereby guarantee to Alternate Site Distributors, its parent Bergen Brunswig Corporation ("BBC") and each of BBC's subsidiary corporations (together the "Group") that each shipment or other delivery of any food, drugs, devices, cosmetics, or other merchandise now or hereafter made by the undersigned, its subsidiaries, divisions or affiliated companies to or on the order of any member of the Group will not be, at the time of such shipment or delivery, adulterated, misbranded, or otherwise prohibited within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C.A. #301 et seq., as amended, and in effect at the time of said shipment or delivery (the Act) or within the meaning of any applicable state or municipal law in which the definition of adulteration or misbranding are substantially the same as those contained in the Act; and such merchandise is not, at the time of such shipment or delivery, merchandise which may not be introduced or delivered for introduction into interstate commerce under the provisions of section 404 or 405 of the Act (21 U.S.C.A. #344 and #355); and such merchandise is merchandise which may be legally transported or sold under the provisions of any other applicable federal, state or municipal law; and the undersigned guarantees further that only those chemicals or sprays approved by federal, state or municipal authorities have been used, and any residue in excess of the amount allowed by any such authorities has been removed therefrom.

The undersigned hereby agrees to defend, indemnify and hold the Group harmless against any and all claims, losses, damages, and liabilities whatsoever (and expenses connected therewith, including reasonable counsel fees), arising as a result of (a) any actual or asserted violation of the Act or any other federal, state or local law or regulation by virtue of which products sold, supplied, or delivered by the undersigned shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in full compliance with any federal, state or local law or regulation, and (b) the possession, distribution, sale and/or use of, or by reason of the seizure of, any of the undersigned's products, including any prosecution or action whatsoever by any government body or agency or (subject to Section 14 of the Distributor and Product Services Agreement between us) by any private party, including claims of bodily injury, death or property damage. The undersigned further agrees to maintain primary and noncontributing Products Liability Insurance of not less than [*] Combined Single Limit (Bodily Injury and Property Damage) including each member of the Group as Additional Insured as respects Broad Form Vendors Coverage, with provision for at least 30 days prior written notice to the Additional Insured in the event of cancellation or material reduction of coverage, and upon request promptly submit satisfactory evidence of such insurance. The provisions set forth herein are in addition to, and not in lieu of, any terms set forth in any purchase orders accepted by the undersigned.



IMMUNOMEDICS, INC.       s/ David M. Goldenberg                   March 13, 1998
---------------------    -------------------------------------------------------
Guarantor(Name)          Signature of Authorized Officer                 Date

                                              Chairman and
                         David M. Goldenberg, Chief Executive Officer
                         Name and Title

                         300 American Road, Morris Plains, NJ 07950
                         Address of Company

                         (973) 605-8200
                         Phone